Exhibit 5.1

September 19, 2025

Caring Brands, Inc.

1061 E. Indiantown Rd

Suite 110, Jupiter, FL 33477

Ladies and Gentlemen:

We have acted as counsel for Caring Brands, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering the public offer and sale of (A) up to 1,000,000 shares of common stock (the “Shares”) of the Company, par value $0.001 per share (“Common Stock”), and (B) 2,610,000 shares of Common Stock for resale by certain selling stockholders, comprised of up to 2,110,000 shares of Common Stock issuable on exercise of warrants by the selling stockholders (“Selling Stockholder Warrant Shares”) and 500,000 shares Common Stock held by a certain selling stockholder, Jason Fried (“Selling Stockholder Shares”). This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Articles of Incorporation, as amended and as currently in effect, (ii) the Company’s Bylaws, as currently in effect, (iii) the Registration Statement and related Prospectus and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that

(A)	the Shares have been duly authorized and will be duly and validly issued, fully paid and non-assessable shares of Common Stock of the Company;

(B)	the Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and non-assessable shares of Common Stock of the Company; and

(C)	the Selling Stockholder Warrant Shares have been duly authorized and upon exercise of the warrants in accordance with their terms, will be duly and validly issued, fully paid and non-assessable shares of Common Stock of the Company;

The opinions expressed in this opinion letter are limited to Chapter 78 of the Nevada Revised Statutes and the reported judicial decisions interpreting such statute and provisions, the laws of the state of New York and the federal laws of the United States of America. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (a) any other laws of the State of Nevada; (b) the laws of any other jurisdiction; or (c) the laws of any county, municipality or other political subdivision or local governmental agency or authority.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP